CONFIDENTIAL TREATMENT*                                        EXHIBIT 10.12

* CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO
THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION. BRACKETS AND "+" HAVE BEEN USED TO IDENTIFY INFORMATION WHICH IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.


                                NFRONT, INC. AND

                             MONEYLINE EXPRESS, INC.
                                    AGREEMENT

                      HOME BANKING BILL PAYMENT PROCESSING
                           AND FUNDS TRANSFER SERVICES

         1. Parties. This Agreement is between nFront, Inc., ("Company"), and Moneyline Express, Inc. ("Moneyline").

         2. Effective Date. This Agreement is effective immediately upon signing.

         3. Purpose. Company provides services to financial institutions ("Financial Institutions") that are made available to account holders or customers of such Financial Institutions ("Customers") to pay bills ("Bill Payment Services") and/or receive other banking services through telephone or home computer activated instructions (collectively, "Home Banking"). Moneyline provides to Company as a part of the Bill Payment Services, back-room processing of Customer activated payment instructions, funds transfer services for payment to payees ("Vendors") listed in such instructions, and certain Customer information services ( collectively, "Moneyline Services"). Company may provide Moneyline with a list of Financial Institutions under contract with Company for Bill Payment Services, as well as additions or deletions to such list as they occur.

         4. Contractual Relationship. This Agreement is intended and shall be construed solely as an independent contract of Moneyline to Company to facilitate its offering of Moneyline Services in the offering by Company of Bill Payment Services. This Agreement is not intended for the benefit of Financial Institutions, Customers or any other third persons, and shall not be deemed a joint venture, partnership or similar joint undertaking.

         Company will offer, on a nonexclusive basis, Moneyline Services in connection with its offering of Bill Payment Services to Financial Institutions provided that such Financial Institutions are depository institutions insured, or eligible for insurance, by the Federal Deposit Insurance Corporation, or the National Credit Union Administration.

         This Agreement is not exclusive. Neither Party is restricted from entering into similar agreements with third persons.

         5. Services. The Moneyline Services provided by Moneyline for Company, and the services provided by Company as a part of Bill Payment Services ("Company Services") are described in Exhibit A (collectively "Services").

         6.       Credit Risk.

         A. Consumer DDA Accounts: Between the parties, Moneyline bears the credit risk associated with potential NSF/return items for all consumer DDA accounts.

         B. Business DDA Accounts: Between the parties, Moneyline bears the credit risk associated with potential NSF/return items for business DDA accounts only when all of the following conditions are met:

                  (i) Moneyline's total exposure for the entire duration of this Agreement is limited to a maximum loss of $5,000.00 per business account. Between the parties to this Agreement, Company bears any excess liability.

                  (ii) The business is in good financial condition and has been a customer of the Financial Institution for at least one year. For businesses open less than one year, Moneyline requires the opportunity to review and approve or disapprove the financial condition of the business. Costs associated with this credit review process will be paid by the participating Financial Institution.

         C. Each payment is capped for both business and consumer bill payments. The cap on the effective date of this Agreement is $9,999.00. Moneyline may change the cap from time to time with the prior consent of Company and prior notice to Financial Institution.

         D. Risk Reduction Measures: Moneyline may at its option implement reasonable features to reduce credit risks. These may include but are not limited to pre-authorized drafts for business customers, verifying funds through an ATM network, and separating debits from credits so that payments are not sent until after good funds are received. Moneyline will advise Company in advance of the risk-reduction features Moneyline intends to implement.

         7. Performance Standards. The Parties agree that they will be held to a standard of due care in accordance with recognized industry practices of the highest standards and will use all best efforts to meet such performance standards necessary to provide the Bill Payment Services and Moneyline Services, respectively. Failure by any Party, or the Parties, to meet such standards, shall obligate such Party(s) to take corrective action as provided in Paragraph
14. Payments delivered over an automated clearing house system ("ACH"), or other payment networks, shall be governed by and subject to the rules, regulations and performance standards of such networks.

         8. Fees. Company agrees to pay Moneyline those fees provided in Exhibit B ("Fees").

         9. Ownership. Each Party shall have and retain sole ownership of their respective proprietary source codes and software packages used as a part of the Services described in Exhibit A, including any enhancements or improvements thereon. Company shall have and retain sole ownership of any interface developed by it between the respective source codes and software packages, including any enhances or improvements thereon; Moneyline shall have and retain sole ownership of any source codes provided by it in connection with said interface. Moneyline shall also retain sole ownership of any Vendor list supplied by it as a part of the Services and the Company shall retain sole ownership of any list of Financial Institutions or Customers provided to Moneyline. No rights of ownership or use by one Party or by third persons, of the proprietary source code and software of the other, or of the Company interface by Moneyline or third persons, or of any internal source data or Vendor list of Moneyline by Company or third persons, or Financial Institution or Customer lists of the Company by Moneyline, shall arise by implication or otherwise as a result of this Agreement except with the express written consent or license by the owner. Any and all rights by one Party to use and/or possess proprietary property of the other Party shall be extinguished and returned to the owner immediately upon termination of this Agreement. Each Party grants to the other Party a limited, nonexclusive and nontransferable license to use the other Party's software and lists only for the purposes of this Agreement only for so long as this Agreement is in effect. The license from Moneyline to Company is more specifically stated in Exhibit C, "Software

License Agreement." To the extent that the terms and conditions of such license conflict with the terms of this Agreement, the terms of this Agreement shall control.


         10. Confidentiality. The Mutual Confidentiality Agreement between the Parties is incorporated and made part of this Agreement as Exhibit D. The Mutual Confidentiality Agreement is in effect while this Agreement is in effect.

         11. Security. Moneyline shall take all responsible and customary precautions to safeguard the security of data transmitted by it whether over communication lines, via the postal system or via ACH or other payment networks; provided, however, Moneyline shall not be responsible for the loss, confidentiality or security of data or other payment information while in transmission over communication lines, in the postal system, or in an ACH or other payment networks over which payments are delivered.

         12.      Term.

         A. The initial term of this Agreement is three (3) years from the Effective Date. The Agreement shall be automatically renewed for successive one (1) year terms unless a Party shall give the other Party written notice of its intent to terminate at least three (3) months prior to the expiration of the initial or a renewal term.

         B. Notwithstanding paragraph A of this Section 12 of any other provision of this Agreement, Company may terminate this Agreement after 60 days if it finds that the parties' systems are not compatible. In that case, Company must give written notice to Moneyline within ten (10) business days after the sixtieth (60th) day of the first Customer going live. Live is defined as the first day the Moneyline Services system is in use by a Customer.

         13. Cooperation. The Parties agree to cooperate in good faith and use their efforts to sell the products of both Parties for their mutual advantage. The Parties will meet periodically to discuss service performance, service improvement, or any other issues related to the provision of Bill Payment Services. Such meetings shall be held at least annually.

         14. Errors. No Party shall be liable for payment errors, payment delays, or other performance failures caused solely by software, computer, or other system defects under the control and responsibility of the other Party. Action shall be taken by the responsible Party to correct such system defects within sixty (60) days during the test period or within thirty (30) days thereafter after knowledge by that Party, or notice from the other Party, of such defects. In the event that the cause of such defects is partly attributable to both Parties, corrective action shall be the joint responsibility of both Parties and the expense of any such corrective action shall be shared.

         15.      Limitations of Liability.

         A. Except for credit risks governed by Section 6 hereof or indemnification obligations pursuant to Section 17 hereof which shall not be so limited, liability of either Party as the result of any act or omission related to this Agreement shall not exceed six (6) times the average amount of monthly fees paid by Company to Moneyline (calculated based on the twelve-month period immediately before the act or omission that gives rise to the claim of liability). This limitation of liability does not apply to any loss covered by insurance, in which case liability is limited to the amount of the insurance claim paid or payable.

         B. Force Majeure. A Party will not be liable for a failure to perform, or any loss occasioned thereby, arising out of an event or condition beyond the reasonable control of such Party and having an adverse affect on the performance by such Party under this Agreement. Such events shall include, but not be limited to, communications breakdown or interruption, acts of God, labor disputes, interruption of service by ACH or other payment networks, and nonperformance by the other Party under this Agreement. Loss or nonperformance caused by a breakdown or malfunction of computer equipment under the control of a Party are not excused, disclaimed or limited under this Subparagraph B.

         C. The Parties will not be liable for punitive, consequential, indirect, remote or special damages.


         D. Moneyline will pay late fees incurred by Customers because of late payments handled by Moneyline provided the Customer allowed 10 business days for a payment by check and 4 business days for an electronic payment.

         16.      Dispute Resolution.

         A. Except as otherwise specifically provided herein, if a dispute or disagreement arises between the Parties with respect to the interpretation of any provision of this Agreement, or the performance by either Party of its obligations under this Agreement, then one or both of the Parties shall submit such dispute, disagreement or default in writing to the other Party specifying the nature of such dispute, disagreement or default. The Parties shall use their best efforts in good faith to attempt to resolve such dispute, disagreement or default, or to negotiate an appropriate modification or amendment to this Agreement.

         B. If the Parties are unable to resolve the foregoing dispute, disagreement or default on a mutual basis within ten (10) business days from the date of submission, then the Parties shall promptly designate in writing one (1) representative from each of the Parties, to use their best effort in good faith to attempt to resolve such dispute, disagreement or default. The foregoing representatives shall meet as often as they reasonably deem necessary in order to gather and exchange all applicable information with respect to such dispute, disagreements or default. Except as provided in Subparagraph 4 of Paragraph 18, neither Party shall be permitted to exercise any remedies available to such Party under this Agreement until the earlier of (i) the date that both of the designated representatives conclude in good faith that an amicable resolution of the dispute, disagreement or default through continued negotiation does not appear likely, or (ii) thirty
                  (30) days following the date that representatives are first designated in writing by the respective parties.

                  This Provision will not be construed to prevent a Party from instituting, and a Party is hereby authorized to institute, formal proceedings earlier to avoid the expiration of any applicable limitation period, or to preserve a superior position with respect to other creditors, or to preserve those rights under Paragraph 10 regarding confidentiality, or where a Party in good faith otherwise determines that a breach of this Agreement by the other Party may cause irreparable harm from such breach and relief in the form of a restraining order, injunctive order or other equitable remedy is the only adequate remedy.

         C. The Parties hereby stipulate and agree that if they are unable to resolve any controversy subject to this Paragraph 16, and except as otherwise provided in Subparagraph 16.B above, they will submit the controversy to binding arbitration in Chicago, Illinois. Such arbitration shall be in accordance with the Federal Arbitration Act, 9 U.S.C., Section 1 et. seq. and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties hereby agree that reimbursement of the costs of such arbitration, including attorney's fees, and the costs incurred in connection with efforts to resolve such dispute pursuant to subparagraph 16.B, may be awarded by the arbitrator(s) based on the arbitrator(s) determination of the relative responsibility of the parties for such dispute. The parties hereby further agree to permit the joinder of any related claim brought by a Financial Institution or Customer against either the Company or Moneyline so that any and all such related disputes may be resolved in the same proceeding, provided that either Moneyline or the Company shall desire such joinder.

         17. Warranties - Cross Indemnification. The Parties hereby warrant and represent to each other that they have all rights necessary to perform their respective obligations under this Agreement and that the respective Moneyline Services and Bill Payment Services to be provided hereunder shall be conducted in a professional, workmanlike manner to meet the performance standards provided in Paragraph 7. EXCEPT AS SPECIFICALLY PROVIDED IN THIS PARAGRAPH, THE PARTIES MAKE NO WARRANTIES EITHER EXPRESS OR IMPLIED INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         The Parties shall each indemnify, defend and hold harmless the other Party from and against any and all claims by third persons (including claims of Financial Institutions or Customers), together with all damages, demands, liabilities, costs and expenses, including reasonable attorney's fees and expenses, incurred by the indemnitee to the extent such claims proximately result from and are caused by any act or omission of the indemnitor, its officers, employees, agents or representatives performing on behalf of the indemnitor hereunder, or arise out of performance (or failure to perform) the respective Services to be provided by the indemnitor hereunder.

         18. Termination. A Party may terminate this Agreement by giving the other Party three (3) months written notice of termination prior to a term expiration date as provided in Paragraph 12.

         A Party may also at its option terminate this Agreement prior to a term expiration date upon occurrence of any of the following events ("Events of Default"):

         1. If either Party fails to correct errors or defects under the conditions and within the period provided in Paragraph 14.

         2. If Company fails to pay to Moneyline the fees as required in Exhibit B ("Fees") and fails to make such payments upon receipt by Company of Moneyline invoices sent under such Schedule.

         3. Any other material breach by a Party of its obligations under this Agreement and said Party fails to cure said breach within one hundred twenty (120) days after written notice from the other Party; provided, however, that the breaching Party starts work on the cure promptly and pursues it diligently.

         4. Immediately, upon written notice of a Party, when the other Party becomes insolvent, makes an assignment for the benefit of creditors, admits in writing an inability to pay its debts when they become due, or, without notice, files a petition for bankruptcy or reorganization under Federal or State bankruptcy laws, or is subject to a proceeding commenced in bankruptcy which is not vacated or stayed within thirty (30) days.

         19. Rights after Termination. Upon termination, all rights and obligations of the Parties hereunder for the provision of Moneyline Services and Bill Payment Services shall cease and be of no further effect whatsoever, provided that any payments by Customers activated prior to termination date but not completed by termination date shall be carried out in accordance with this Agreement. Company shall be liable to, and shall reimburse Moneyline, for any and all payments made by Moneyline to Vendors arising out of Customer payment instructions activated prior to termination date. The continued use or possession by a Party of proprietary property or Confidential Information of the other Party shall cease and be immediately returned to the other Party. The provisions of Paragraphs 9, 10, 15, 16, 17 and 19 shall survive termination of this Agreement.

         20. Assignment/Guarantee. This Agreement shall be binding on the Parties and their respective successors and assigns. Company shall not assign its rights and obligations hereunder without the express written consent of Moneyline, its successors or assigns. Moneyline, its successors and assigns, shall not have the right to assign its rights and obligations hereunder, or any part thereof, without the consent of Company.

         21. Notices. Notices may be sent by registered or certified mail, return receipt requested, or by facsimile transmission followed by overnight delivery of the original copy addressed to:

Moneyline Express, Inc.                    nFront, Inc.
1550 Utica Avenue S.                       1551 Jennings Mill Road, Suite 800A
Minneapolis, MN  55416                     Bogart, GA  30622
Tel:     612/591-3000                      Tel:     706/369-3779
Fax:     612/591-3860                      Fax:     706/369-8611
Attn:    Manager, Moneyline Express        Attn:    Mr. Tripp Rackley

Notices so addressed are effective when received and addresses in this Paragraph 21 may be changed by a Party by prior written notice to the other Party of the new address and the effective date of such change.

         22. General Provisions. This Agreement, together with Exhibits hereto, constitutes the entire agreement between the Parties and may be amended only in writing signed by both Parties. The failure of either Party to exercise or enforce its rights hereunder shall not be deemed as a waiver of such right or of the power to enforce such right. This Agreement may be executed in counterparts, all of which taken together constitute one single agreement. Paragraph headings are for reference and convenience only and are not a part of this Agreement.

         23. Governing Law. This Agreement shall be governed by the laws of the State of Minnesota.

         24. Software License. The Software License Agreement, Exhibit C, is incorporated and made part of this Agreement.

         The Parties have caused this Agreement to be signed and delivered as of the effective date provided above.



NFRONT, INC.                               MONEYLINE EXPRESS, INC.


By:  /s/ Tripp Rackley                     By:  /s/ David R. Roy
     -----------------------------             --------------------
Name:    Tripp Rackley                     Name:    David R. Roy
Title:   President                         Title:   Vice President
Date:    7/23/97                           Date:    7/25/97

                                    EXHIBIT A
                                    SERVICES



MONEYLINE EXPRESS, INC. SERVICES
BILL PAYMENT BACK-END PROCESSING


1. Accurate Payment data, including Customer account number and payment information, provided by Customers in files supplied Moneyline Express, Inc. will be taken through a batch interface to Company each business day during the late evening hours (Day 0). The payment transactions will be processed the following day (Day 1) after the transaction was initiated by the Customer. On Day 1, Moneyline Express will initiate ACH debits and credits. Credits may be sent via check, electronic transmissions, or ACH to vendor payees. All debits and credits are sent on Day 1.

2. Funds Transfer in accordance with Customer payment instructions activated in accordance with paragraph 1. Moneyline Express will supply and transmit to our sponsoring financial institution payment information for debit against Customer account. The initiation of this transfer occurs on Day 1. The Customer account is debited on Day 2.

3. Moneyline Express will handle Customer inquiries regarding payments made on behalf of Customer to Vendor payees. Customer Service is available from 7 a.m. to 7 p.m. Monday through Friday and Saturday from 8 a.m. to 5 p.m. Central Standard Time.

4. Moneyline Express will provide support at no additional cost; however, Customer will pay reasonable travel and lodging expenses associated with installation and on-site support

5. From time to time Moneyline Express may make changes to the system. Moneyline Express will notify Company in advance of any data changes.


COMPANY
PC HOME BANKING AND BILL PAYMENT FRONT-END SOFTWARE

1. Company will develop applications software required to operate Home Banking services which interface to Moneyline Express back-end bill payment processing software and other Home Banking services.

2.       Support for Company Payment Transactions

         Company will, on request by Moneyline Express, cooperate to remedy Customer account inquiries related to the applications software provided above.

                                    EXHIBIT B
                                      FEES

nFront, Inc., agrees to pay fees to Moneyline Express at the following Schedule of Charges:



SERVICE START UP FEES
Financial Institution Set Up Fee          $[++++] per institution

USER FEES

1. Application Fee

                                          $[++++] per
                                          customer - one
                                          time fee to set up
                                          the end user. Fee
                                          includes initial
                                          user kit.

2. Monthly User Fee                       $[++++] flat fee per
                                          customer per month plus:

                                          Transaction fees per month:
                                          $[++++]        up to 250,000
                                          $[++++]        250,001 to 500,000
                                          $[++++]        500,001 to 750,000
                                          $[++++]        750,001 to 1,000,000
                                          $[++++]        1,000,000 and above

3. Distribution of Additional User Kits   $[++++] per kit

4. Fee for a copy of a canceled check     $[++++] per check





ASSUMPTIONS AND ADDITIONAL PRICING IS AS FOLLOWS:

1. Bill payment transaction pricing reflects blending of electronic and manual payments to payees. End user can pay any payee, and the fee schedule reflects an open payee list.

2. Moneyline would perform customer service support for payment transactions at a cost of $[++++] per customer.

3. NSF fees will be charged at the rate of $[++++] per occurrence.

4. Stop payments will be charged at the rate of $[++++] per occurrence.


5. The license fee to use our touch-tone system is $[++++].

6. Other services will be negotiated separately.


Monthly Minimums
Month                   Value

1 - 36                  $[++++]



Moneyline may increase fees once every 12 months by [++++] percent or by the same percentage as any increase in the Consumer Price Index, whichever is less. THIS INFORMATION IS PROPRIETARY AND CONFIDENTIAL AND IS COVERED UNDER THE CONFIDENTIALITY AGREEMENT BETWEEN nFRONT, INC., AND MONEYLINE EXPRESS, INC.

                                    EXHIBIT C
                           SOFTWARE LICENSE AGREEMENT


1. PARTIES. This Software License Agreement is part of the foregoing Agreement between Moneyline Express, Inc. ("Moneyline") and nFront, Inc. ("Company").

2. SOFTWARE. "Moneyline Software" is defined as software that resides on an NT server and accepts, stores and processes bill payment transactions from Company access devices. Moneyline Software includes voice software for telephone bill payments which will reside on Company hardware.

3. PURPOSE. This License authorizes Company to use Moneyline Software at Company's site on its hardware for the purpose of selling any of the Moneyline Express, Inc. bill payment and home banking services to Company's customers.

4. LICENSE. Moneyline grants to Company a non-exclusive license to use the Moneyline Software as provided herein. The Software remains the sole property of Moneyline.

5. CONDITIONS OF THE LICENSE. Without the prior written consent of Moneyline, Company shall not do any of the following:

         (1) Copy the Moneyline Software or manuals or other materials containing information about the Software;

         (2) Reverse compile Moneyline Software or permit any other person to do so;

         (3) Permit any third person to inspect the Moneyline Software, manuals, or other materials containing information about the Software;

         (4) Transfer the Moneyline Software, manuals or other materials containing any information about the Software to any third person;

         (5) Make any modifications, additions, or upgrades to the Moneyline Software.

6. CONFIDENTIALITY. The Mutual Confidentiality Agreement between the Parties is part of this Software License Agreement. "Confidential Information" includes the Moneyline Software, manuals, and materials.

7. IDENTIFYING MARKS. Company will not remove or obscure any marks which identify the Moneyline Software, manuals or other materials as Moneyline's property. Company agrees to display screens a notice of Moneyline's intellectual property rights as directed by Moneyline.

8. DISCLAIMER OF WARRANTIES. Moneyline DISCLAIMS ALL WARRANTIES, INCLUDING ANY WARRANTY OF MERCHANTABILITY AND ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE. Moneyline makes no warranty against infringement of patent or intellectual property rights of third parties.

9. INSTALLATION. Company is responsible for installation of the Moneyline Software.

10.      RISK OF LOSS AND INDEMNITY.

         A. Company is responsible for any loss, theft, or damage to the Moneyline Software, manuals or materials from the time that they are delivered to the shipper until they are returned to Moneyline.

         B. Moneyline will indemnify Company, its subsidiaries, its corporate parent, and their directors, officers, employees and agents for all losses, damages, claims, lawsuits, judgments, liabilities or expenses (including reasonable attorneys' fees) which arise from or relate to any claim of infringement of patent or intellectual property rights of third parties.

11.      TERM AND TERMINATION.

         A. This License is in effect for so long as the Agreement between Moneyline and Company relating to home banking bill payment processing and funds transfer services is in effect.

         B. Moneyline may terminate this License immediately upon written notice to Company if Company has materially breached this License. In addition, either party may terminate at any time without cause after sixty (60) days advance written notice to the other party. Upon termination of this License, Company shall immediately stop using the Software, delete it from all computers, and promptly certify compliance with this provision to Moneyline. Company shall promptly return the Software, manuals and other materials containing information about the Software to Moneyline at Company's expense.

         C.       Sections 5, 6, 8, 9, and 11 survive termination of this
                  License.

                                    EXHIBIT D
                        MUTUAL CONFIDENTIALITY AGREEMENT


1. PARTIES. The parties to this Agreement are Moneyline Express, Inc. ("Moneyline") and nFront, Inc. ("Company").

2. CONFIDENTIAL INFORMATION. Company and Moneyline intend to engage in confidential business discussions concerning a project of mutual interest to them ("Project"). The parties may disclose to each other information and materials which may include (but is not limited to) the following:

         -  business plans, financials;

         -  qualitative aspects of the parties' businesses;

         - plans, concepts, methods, strategies, management tools, designs, formats, systems, research, works in process;

         -  customers, marketing plans;

         -  policies and procedures, business practices, organization;

         - reports, data, figures, statistics, analyses, benchmarks, compilations, summaries, plans, projections;

         - forms, specifications, charts, graphs, tapes, diskettes, papers, books, records, materials, and information in any medium.

         All of this information is confidential information except as specifically excepted below. The parties are willing to disclose it to each other only pursuant to this Agreement.

3. REPRESENTATIONS AND WARRANTIES. Each party represents and warrants that it has the right to disclose the confidential information to the other party. Each party agrees to indemnify the other party against any claim by a third party that the disclosure or use of the information breaches an agreement between the claimant and the disclosing party.

4. RESTRICTIONS ON USE OR DISCLOSURE. The parties agree that they will not disclose any information that they receive pursuant to the confidential business discussions except as is reasonably necessary for the/ purposes of the present discussions, and they will not use the information except for the purposes of the present discussions. Specifically, neither party will disclose that it has received confidential information. Each party will use its best efforts to ensure that its directors, officers and employees comply with this Agreement.

5. NOT AN OFFER FOR SALE OR LICENSE. The disclosures made pursuant to this Agreement are for evaluation purposes only and do not constitute an offer for sale or license of any kind. The parties' discussions and involvement in the Project shall not be construed as granting either party a license under any patents, trade secrets, copyrights, trademarks, or other intellectual or proprietary rights owned or controlled by the other party.

6.       INFORMATION EXCLUDED. The following is not confidential information:

         a. Information which is in the public domain as evidenced by printed publication or otherwise before it is acquired by a party;

         b. Information which, through no fault of a party, becomes part of the public domain by printed publication or otherwise after it is acquired by the party;

         c. Information which a party can show was in its possession prior to the time of disclosure and was not acquired directly or indirectly from the other party on a confidential basis; or

         d. Information which is rightfully received by a party from a third party, without obligation of confidentiality, which did not acquire such information directly or indirectly on a confidential basis.

7. COURT ORDERS AND SUBPOENAS. A party may disclose confidential information as required by a court order or subpoena, but the information remains confidential and subject to this Confidentiality Agreement. In the event that a party receives a subpoena or other legal process concerning confidential information of the other party, each party agrees to notify the other party immediately and to cooperate in any lawful effort to contest the subpoena or other legal process.

8. MATERIALS. Each party understands and agrees that any writings, correspondence, memoranda, notes, drawings, sketches, tapes, disks, data sheets, agent lists, or other documents, and any prototypes, or any other materials containing any of said information, whether furnished to a party by the other party or prepared by a party in connection with the present business discussions, are the sole property of the party whose information is contained in the materials and must be kept confidential as provided herein, and delivered to the party upon its request. Each party further agrees that it will make no copies or reproductions of any said materials without the express, written consent of the party that owns the information.

9. REMEDIES. Each party understands that any breach of this Agreement may cause irreparable harm to the other party. Each party agrees that in the event of a breach the other party may seek injunctive relief in addition to its other remedies.

10.      TERM. The term of this Agreement is five years.



     NFRONT, INC.                                MONEYLINE EXPRESS, INC.

     By:  /s/ Tripp Rackley                      By:  /s/ David R. Roy
          -------------------------------             ------------------------
     Name/Title: Tripp Rackley/President         Name/Title: David R. Roy/V.P.
     Date: 7/23/97                               Date: 7/25/97

                                NFRONT, INC. AND
                             MONEYLINE EXPRESS, INC.

                             AMENDMENT TO AGREEMENT

                      HOME BANKING, BILL PAYMENT PROCESSING
                           AND FUNDS TRANSFER SERVICES


This Amendment amends the Agreement between nFront, Inc. ("Company") and Moneyline Express, Inc. ("Moneyline").

Section 25 is added to the Agreement to read as follows:

         "25. GUARANTEED FUNDS. Company may elect to guaranty funds for all bill payment transactions of Customers of a financial institution. Funds are "guaranteed" when Company initiates the debit to a Customer's bank account. Company shall bear the credit risk associated with bill payment transactions and shall guarantee settlement of all funds associated with said bill payment transactions. Section 6 of this Agreement, "Credit Risk," does not apply when Company guarantees funds."

NFRONT, INC.                                MONEYLINE EXPRESS, INC.


By:      /s/ Tripp Rackley                  By:      /s/ David R. Roy
        ------------------                           ----------------
Name:   Tripp Rackley                       Name:    David R. Roy
Title:  President/CEO                       Title:   Vice President

                         [Travelers Express Letterhead]



January 19, 1999



CERTIFIED MAIL
RETURN RECEIPT REQUESTED



nFront, Inc.
Mr. Robert Campbell
520 Guthridge Court, NW
Suite 100
Norcross, GA 30092



Re:      Assignment of Your Agreement with Moneyline Express to M&I Data
         Services

Dear Mr. Campbell,

         Moneyline Express, Inc. ("Moneyline") and M&I Data Services, a division of Marshall & Ilsley Corporation ("M&I"), are pleased to inform you that M&I is purchasing electronic bill payment assets of Moneyline's electronic bill payment financial institution customers. After a transition period, M&I will provide electronic bill payment services directly to many of Moneyline's customers.

         Under the Moneyline agreement with you mentioned above, Moneyline is currently providing you with electronic bill payment services. ("Agreement" includes the referenced agreement, including any and all related documents and agreements, amendments, modifications, renewals, extensions, supplements, exhibits, schedules and addenda.) In connection with the transaction, Moneyline and M&I seek your consent to permit Moneyline to assign the Agreement to M&I. Subject to your consent, M&I has agreed to assume and discharge Moneyline's payment and performance obligations under the Agreement which arise or are due after the date you sign this consent. Your obligations under the Agreement arising after your consent would be to M&I.

         Please indicate your consent to and agreement with the terms of this letter by executing each of the three (3) copies enclosed and by returning two
(2) originally-executed copies of this letter within ten (10) days to:

         Joseph Hafermann
         Moneyline Express, Inc.
         1550 Utica Avenue South
         Minneapolis, MN 55416
         Fax: (612) 591-3859

         For your reference, thereafter, all future notices and communications to M&I Data pursuant to the Agreement should be sent to the following address:

         Daniel Shannon
         BD2E
         M&I Data Services
         4900 West Brown Deer Road
         Brown Deer, WI 53223
         Fax: (414) 362-1705

January 19, 1999
Page 2


     If you have any questions for M&I, please contact Dan Shannon at (414) 357-3551. If you have any questions for Moneyline, please contact Joe Hafermann at (612) 591-3806. Thank you very much for your prompt consideration.

                                Sincerely,


                                MONEYLINE EXPRESS, INC.


                                By:  /s/ Joseph Hafermann
                                     ----------------------------------



                                M&I DATA SERVICES


                                By:  /s/ By M&I Data Services
                                     ----------------------------------




     The undersigned hereby consents to the assignment of the Agreement by Moneyline to M&I, and to M&I's assumption and agreement to pay, perform in accordance with the terms of, and be bound by, the covenants, terms, and obligations under the Agreement arising and to be performed by Moneyline on or after the date below.

     EXECUTED as a sealed instrument this 8th day of February, 1999.

                                [NAME]

                                By    /s/ Robert Campbell
                                     ----------------------------------
                                Name:  Robert L. Campbell
                                     ----------------------------------
                                        (Please type or print)


                                Company: nFront, Inc.
                                         ------------------------------

                                Title: President
                                       --------------------------------

02/04/99
Confidential Information
nFront credit risk contract addendum


AMENDMENT TO THE AGREEMENT BETWEEN NFRONT AND MONEYLINE EXPRESS:

The following language replaces Item 6: Credit Risk in the Agreement dated July 25, 1997:


                                   CREDIT RISK
                             (FUNDS NOT GUARANTEED)

1. CONSUMER ACCOUNTS. Between the parties, MLE bears the credit risk associated with potential Non Sufficient Funds ("NSF") or return items for all consumer demand deposit accounts.

2. BUSINESS ACCOUNTS. Between the parties, MLE bears the credit risk associated with potential NSF or return items for business demand deposit accounts only when the following condition is met: MLE's total exposure for the entire time this Agreement is in effect is limited to a maximum loss of:

         - $1,000.00 per business account that has been open with the financial institution for less than one year and

         - $2,500.00 per business account that has been opened with the financial institution for one year or longer.

3. PAYMENT CAP. Each payment is capped at $9,999.00. MLE may change the cap from time to time. The financial institution may choose to modify the payment cap for Consumer Accounts, Business Accounts, or individual end users. Written notification must be received by MLE from the financial institution. Financial Institution will bear the credit risk for all payments in excess of $9,999.00 for consumer accounts and/or in excess of the liability limits outlined for Business Accounts should the Financial Institution choose to modify the payment cap.

4. RISK REDUCTION MEASURES. MLE may at its option implement features to reduce credit risks. These may include but are not limited to pre-authorized drafts for business customers, verifying funds through an ATM network, and separating debits from credits so that payments are not sent until after good funds are received.

5. CONTRACT INCLUSION. nFront agrees to include the credit risk parameters shown above in the agreements between it and its clients.


COMPANY:                                 MLE:
NFRONT, INC.                             MONEYLINE EXPRESS, INC.


By:      /s/ Robert L. Campbell          By:      /s/ David R. Roy
         ----------------------                   ----------------
Name:    Robert L. Campbell              Name:    David R. Roy
Title:   President & COO                 Title:   Vice President
Date:    2/4/99                          Date:    2/4/99